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                    SCHEDULE 14A INFORMATION
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
             EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[X ]  Soliciting Material Under Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                   COMMUNITY FINANCIAL CORP.
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        (Name of Registrant as Specified in its Charter)

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 (Name of Person(s) Filing Proxy Statement, if Other Than the
                         Registrant)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

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     5.     Total fee paid:
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[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which
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                         NEWS RELEASE
                         CONTACT:
                         Wayne H. Benson
                         President and Chief Executive Officer
                         (618) 395-8676
                         -------------------------------------
                         FOR IMMEDIATE RELEASE


               COMMUNITY FINANCIAL CORP.
         ADOPTS COMPREHENSIVE STRATEGIC PLAN;
          GOAL TO MAXIMIZE SHAREHOLDER VALUE



     Olney, Illinois - March 6, 2000... Community Financial Corp. (Nasdaq.nms: CFIC), today announced that its Board of Directors has adopted a comprehensive Strategic Plan that addresses all major aspects of the Company's business and calls for significant initiatives to enhance shareholder value.

     "The Strategic Plan, which culminates five months of intensive effort, contains initiatives in virtually all phases of Community Financial's operations," said Wayne H. Benson, President and Chief Executive Officer of the Company. "The primary focus and goal of the Strategic Plan is to maximize shareholder value. Implementation of the Plan is expected to increase earnings while decreasing liquidity and interest rate risks, through numerous initiatives in the areas of operating efficiency, asset and liability mix and productivity. A stock repurchase program of significant size is expected to be undertaken in the future once initial benefits have been realized from the Strategic Plan."

     The Strategic Plan calls for the Company to take a variety of actions to increase operating efficiency, including consolidating the charters of its subsidiary banks, reducing or limiting operating expenses, and using technology to enhance efficiency. A significant feature of the Plan relates to changes in the asset and liability mix. Specifically, the Company will seek to increase construction, agricultural and commercial real estate loans while decreasing its emphasis on residential lending. The Strategic Plan also calls for the sale of some of the Company's lower yielding investment securities and deployment of the proceeds into higher yielding loans. Various actions in the area of personnel management intended to enhance productivity are also planned.

     Successful implementation of the above actions will enable
Community Financial to undertake a significant stock repurchase program in the future.

     Mr. Benson further commented: "The Board of Directors recognized that our focus must be on enhancing shareholder value and that a comprehensive plan was mandated. Accordingly, we began the ground work to develop this Strategic Plan in October 1999," said Mr. Benson. "Our Strategic Plan will allow us to address our weaknesses and take advantage of our strengths, like our community and customer service focus, and geographical diversity, to name a few.


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Professional Bank Services, Inc., a firm with nationally
recognized expertise in the banking industry, assisted and advised us in the development of this plan. We diligently explored all our options and concluded that this Strategic Plan represents our best opportunity to maximize long-term shareholder value. Implementation of the Plan is now our first priority."

     Community Financial Corp. serves southern Illinois through its five bank subsidiaries and reported consolidated assets of approximately $309.9 million, consolidated loans of approximately $179.5 million, and consolidated deposits of approximately $225.2 million based on December 31, 1999 financial information.

     When used in this press release, the words or phrases "will likely result," "are expected to," "will continue," "is anticip-ated," "estimate," "project" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company's market area, whether the Company is able to successfully implement the Strategic Plan and competition that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

     The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

     This information is furnished on behalf of Community Financial Corp., its Board of Directors and Management. Information regarding the participants in Community Financial's proxy solicitation and their interests in such solicitation may be obtained by reviewing Community's preliminary proxy materials as filed with the Securities and Exchange Commission ("SEC"). Community Financial will shortly be sending definitive proxy materials which stockholders should read as they contain important information. Anyone may obtain a copy of Community Financial's preliminary proxy materials and, when filed, its definitive proxy material, free of charge at the SEC's web site at http://www.sec.gov.